Exhibit 99.1

Chevron, Gevo Announce Intent to Pursue
Sustainable Aviation Fuel Investment

SAN RAMON, Calif./ENGLEWOOD, Colo., Sept. 9, 2021 — Chevron U.S.A. Inc., a subsidiary of Chevron Corporation (NYSE: CVX), and Gevo, Inc. (NASDAQ: GEVO) today announced a letter of intent to jointly invest in building and operating one or more new facilities that would process inedible corn to produce sustainable aviation fuel, which can lower the lifecycle carbon intensity of fuels used in the aviation industry. The new facilities would also produce proteins and corn oil.

Through the proposed collaboration, Gevo would operate its proprietary technology to produce sustainable aviation fuel and renewable blending components for motor gasoline to lower its lifecycle carbon intensity. In addition to co-investing with Gevo in one or more projects, Chevron would have the right to offtake approximately 150 million gallons per year to market to customers.

“Chevron is providing our customers with next-generation renewable fuels that can help them lower their overall carbon footprint,” said Mark Nelson, executive vice president of Downstream & Chemicals for Chevron. “This potential investment leverages Gevo’s innovative approach to producing sustainable aviation fuel, complementing other renewable fuels investments we are making as part of our higher returns, lower carbon strategy.”

“We are pleased to collaborate with Chevron, who is willing to co-invest in building out Gevo's capacity to produce renewable, high-performing hydrocarbons that can be used in existing equipment and engines. Chevron’s advantaged market position would allow it to offtake production from this venture, helping to place sustainable aviation fuel with airline customers,” commented Dr. Patrick Gruber, chief executive officer of Gevo.

The proposed investment is subject to the negotiation of definitive agreements with customary closing conditions, including regulatory approval. Further information regarding the letter of intent between Gevo and Chevron U.S.A. can be found in the Current Report on Form 8-K filed by Gevo with the U.S. Securities and Exchange Commission on September 9, 2021.

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Contacts

Tyler Kruzich, Chevron

Phone: 925-549-8686

Email: tkruzich@chevron.com

Gevo Investor and Media Contact
Phone: (720) 647-9605

Email: IR@gevo.com

About Chevron

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to achieving a more prosperous and sustainable world. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. To advance a lower-carbon future, we are focused on cost efficiently lowering our carbon intensity, increasing renewables and offsets in support of our business, and investing in low-carbon technologies that enable commercial solutions. More information about Chevron is available at www.chevron.com.

About Gevo, Inc.

Gevo’s mission is to transform renewable energy and carbon into energy-dense liquid hydrocarbons. These liquid hydrocarbons can be used for drop-in transportation fuels such as gasoline, jet fuel and diesel fuel, that when burned have potential to yield net-zero greenhouse gas emissions when measured across the full life cycle of the products. Gevo uses low-carbon renewable resource-based carbohydrates as raw materials, and is in an advanced state of developing renewable electricity and renewable natural gas for use in production processes, resulting in low-carbon fuels with substantially reduced carbon intensity (the level of greenhouse gas emissions compared to standard petroleum fossil-based fuels across their life cycle). Gevo’s products perform as well or better than traditional fossil-based fuels in infrastructure and engines, but with substantially reduced greenhouse gas emissions. In addition to addressing the problems of fuels, Gevo’s technology also enables certain plastics, such as polyester, to be made with more sustainable ingredients. Gevo’s ability to penetrate the growing low-carbon fuels market depends on the price of oil and the value of abating carbon emissions that would otherwise increase greenhouse gas emissions. Gevo believes that its proven, patented technology enabling the use of a variety of low-carbon sustainable feedstocks to produce price-competitive low-carbon products such as gasoline components, jet fuel and diesel fuel yields the potential to generate project and corporate returns that justify the build-out of a multi-billion-dollar business.

Gevo believes that the Argonne National Laboratory GREET model is the best available standard of scientific-based measurement for life cycle inventory or LCI. Learn more at Gevo’s website: www.gevo.com

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements relating to Chevron’s operations that are based on management's current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for our products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic and political conditions; changing refining, marketing and chemicals margins; the company’s ability to realize anticipated cost savings, expenditure reductions and efficiencies associated with enterprise transformation initiatives; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates, particularly during extended periods of low prices for crude oil and natural gas during the COVID-19 pandemic; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; the company's ability to achieve the anticipated benefits from the acquisition of Noble Energy, Inc.; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to pay future dividends; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 18 through 23 of the company's 2020 Annual Report on Form 10-K and in other subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Forward-Looking Statements Regarding Gevo, Inc.

Certain statements in this press release may constitute “forward-looking statements” regarding Gevo, Inc. (“Gevo”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements related to expectations of the agreements between Gevo and Chevron, the potential investment in Gevo’s projects, and the volume of sustainable aviation fuel to be produced under the agreement, Gevo’s technology, Gevo’s products, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2020, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.